     As filed with the Securities and Exchange Commission on July 29, 1998

                                                   Registration No. 333-56619
-------------------------------------------------------------------------------


                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                               -----------------------

                          POST-EFFECTIVE AMENDMENT NO. 1 TO
                                       FORM S-8
                                REGISTRATION STATEMENT
                           UNDER THE SECURITIES ACT OF 1933

                               -----------------------

                                   GREAT LAKES REIT
                (Exact Name of Registrant as Specified in Its Charter)


               MARYLAND                                        36-4238056
     (State or Other Jurisdiction of                        (I.R.S. Employer
     Incorporation or Organization)                        Identification No.)


               823 COMMERCE DRIVE, SUITE 300, OAK BROOK, ILLINOIS 60523
            (Address, Including Zip Code, of Principal Executive Offices)


                        GREAT LAKES REIT AMENDED AND RESTATED
                      1997 EQUITY AND PERFORMANCE INCENTIVE PLAN
                               (Full Title of the Plan)


                                  Richard L. Rasley
                     Executive Vice President, Co-General Counsel
                                   and Secretary
                                  Great Lakes REIT
                            823 Commerce Drive, Suite 300
                              Oak Brook, Illinois  60523
                       (Name and Address of Agent for Service)


                                    (630) 368-2900
            (Telephone Number, Including Area Code, of Agent For Service)

                               -----------------------


    Pursuant to Rule 414(d) under the Securities Act of 1933, the Registrant, as the successor issuer to Great Lakes REIT, Inc., hereby adopts Great Lakes REIT, Inc.'s Registration Statement on Form S-8 (Commission File No. 333-56619) as its own Registration Statement for all purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934.

                                        PART I

                 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.   PLAN INFORMATION.*

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

     * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents that have been filed by Great Lakes REIT (the "Company," which term shall include its predecessor) with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

     (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

     (3) The Company's Current Report on Form 8-K/A dated February 6, 1998, filed with the Commission on February 20, 1998; the Company's Current Report on Form 8-K dated April 17, 1998, filed with the Commission on April 20, 1998; the Company's Current Report on Form 8-K filed with the Commission on April 24, 1998; the Company's Current Report on
          Form 8-K dated May 22, 1998, filed with the Commission on June 4, 1998; the Company's Current Report on Form 8-K/A dated June 18, 1998, filed with the Commission on June 19, 1998; and the Company's Current Report on Form 8-K/A dated June 24, 1998, filed with the Commission on June 24, 1998; and

     (4) The description of the Company's common shares of beneficial interest, par value $.01 per share (the "Common Shares"), set forth in the Company's Registration Statement on Form 8-A filed with the Commission on July 16, 1998, including any amendment or report filed for the purpose of updating that description.

     All documents that shall be filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment indicating that all securities offered have been sold or deregistering all securities then remaining unsold thereunder shall be deemed to be incorporated herein by reference and shall be deemed to be a part hereof from the date of filing thereof.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable. (The Common Shares are registered under Section 12 of the Exchange Act.)

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF TRUSTEES AND OFFICERS.

     Maryland law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Company's Amended and Restated Declaration of Trust (the "Declaration of Trust") contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

     The Declaration of Trust authorizes the Company, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer or (b) any individual who, while a trustee of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or that such person may incur by reason of his status as a present or former trustee or officer of the Company. The Company's bylaws (the "Bylaws") obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a trustee of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. The Declaration of Trust and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company. The Bylaws require the Company to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

     Maryland law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as is permitted by the Maryland General Corporation Law, as amended ("MGCL") for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

     The Company has in effect insurance policies in the amount of $5,000,000 covering all of the Company's trustees and officers.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

     4.1 Amended and Restated Declaration of Trust of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-4, Commission File No. 333-56167 (the "S-4")).

     4.2 Bylaws of the Company (incorporated by reference to Exhibit 3.3 to the S-4).

     4.3 Registration Rights Agreement, dated as of August 20, 1996, by and among the Company, Fortis Benefits Insurance Company, Morgan Stanley Institutional Fund, Inc. - U.S. Real Estate Portfolio, Morgan Stanley SICAV Subsidiary SA, Wellsford Karpf Zarrilli Ventures, L.L.C., Logan, Inc. and Pension Trust Account No. 104972 Held by Bankers Trust Company as Trustee (incorporated by reference to Exhibit 2 to the Company's Current Report on Form 8-K dated August 28, 1996).

     4.4 Great Lakes REIT Amended and Restated 1997 Equity and Performance Incentive Plan.

     5 Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the validity of the securities registered hereunder.

     23.1 Consent of Ballard Spahr Andrews & Ingersoll, LLP (set forth in their opinion filed as Exhibit 5 to this Registration Statement).

     23.2 Consent of Ernst & Young LLP.

ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 28th day of July 1998.

                         GREAT LAKES REIT


                         By:  /s/ Richard L. Rasley
                            -------------------------------------------------
                                 Richard L. Rasley
                                 Executive Vice President, Co-General Counsel
                                 and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



       Signature              Title                              Date
       ---------              -----                              ----

  /s/ Richard A. May          Chairman of the Board              July 28, 1998
-------------------------     of Trustees and Chief Executive
Richard A. May                Officer (Principal Executive
                              Officer); Trustee

  /s/ Patrick R. Hunt         President, Chief Operating         July 28, 1998
-------------------------     Officer and Trustee
Patrick R. Hunt

  /s/ James Hicks             Senior Vice President - Finance,   July 28, 1998
-------------------------     Chief Financial Officer and
James Hicks                   Treasurer (Principal Financial
                              and Accounting Officer)


     *                        Trustee
-------------------------
James J. Brinkerhoff


     *                        Trustee
-------------------------
Daniel E. Josephs


     *                        Trustee
-------------------------
Daniel P. Kearney




     *                        Trustee
-------------------------
Edward Lowenthal


     *                        Trustee
-------------------------
Donald E. Phillips

* This Post-Effective Amendment No. 1 to Registration Statement has been signed on behalf of the above-named trustees of the Company by Richard L. Rasley, Executive Vice President, Co-General Counsel and Secretary of the Company, as attorney-in-fact pursuant to a power of attorney previously filed with the Securities and Exchange Commission.



DATED:  July 28, 1998                   By:  /s/ Richard L. Rasley
                                           ------------------------------------
                                            Richard L. Rasley, Attorney-in-Fact

                                    EXHIBIT INDEX


 Exhibit
 Number                          Exhibit Description
 -------                         -------------------

 4.1       Amended and Restated Declaration of Trust of the Company
           (incorporated by reference to Exhibit 3.2 to the Company's
           Registration Statement on Form S-4, Commission File No. 333-
           56167 (the "S-4")).

 4.2 Bylaws of the Company (incorporated by reference to Exhibit 3.3 to the S-4).

 4.3 Registration Rights Agreement, dated as of August 20, 1996, by and among the Company, Fortis Benefits Insurance Company,
           Morgan Stanley Institutional Fund, Inc. - U.S. Real Estate
           Portfolio, Morgan Stanley SICAV Subsidiary SA, Wellsford Karpf
           Zarrilli Ventures, L.L.C., Logan, Inc. and Pension Trust
           Account No. 104972 Held by Bankers Trust Company as Trustee
           (incorporated by reference to Exhibit 2 to the Company's
           Current Report on Form 8-K dated August 28, 1996).

 4.4       Great Lakes REIT Amended and Restated 1997 Equity and
           Performance Incentive Plan.

 5 Opinions of Ballard Spahr Andrews & Ingersoll, LLP as to the validity of the securities registered hereunder.

 23.1 Consent of Ballard Spahr Andrews & Ingersoll, LLP (set forth in their opinion filed as Exhibit 5 to this Registration
           Statement).

 23.2      Consent of Ernst & Young LLP.